EX-99.d.1

EGA EMERGING GLOBAL SHARES TRUST
INVESTMENT ADVISORY AGREEMENT

This Investment Advisory Agreement (the “Agreement”) dated as of this 1st day of November, 2011 by and between ALPS Advisors, Inc., a Colorado corporation (the “Adviser”), and EGA Emerging Global Shares Trust, a Delaware statutory trust (the “Trust”), regarding the Fund(s) listed in Appendix C (the “Funds”).

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Board of Trustees of the Trust (the “Board”) has approved this Agreement, and the Adviser is willing to furnish certain investment advisory services upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1           Appointment of the Adviser.  The Trust desires to employ each Fund’s capital by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Amended and Restated Declaration of Trust dated April 17, 2009, and in each Fund’s Prospectus and the Statement of Additional Information as from time to time in effect (the “Prospectus”), and in the manner and to the extent as may from time to time be approved by the Board.  The Trust desires to employ and hereby appoints the Adviser to act as investment adviser to each Fund.  The Adviser accepts the appointment and agrees to furnish the services described herein for the compensation set forth below.

2.           Delivery of Fund Documents.  The Trust has furnished the Adviser with copies, properly certified or authenticated, of each of the following:

a            Declaration of Trust;

b            Bylaws;

c.	Resolutions of the Board of Trustees of the Trust selecting ALPS Advisors, Inc. as Adviser to each Fund and approving the form of this Agreement; and

d            the Trust’s Form N-1A Registration Statement.

The Trust will furnish the Adviser from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

3.           Services provided by the Adviser. Subject to the supervision and direction of the Board, the Adviser will, either directly or by employing suitable Sub-Advisers: (a) act in strict conformity with the Trust’s Declaration of Trust, the Trust’s Bylaws, the 1940 Act and the Investment Advisers Act of 1940, as amended; (b) manage each Fund and furnish a continual investment program for each Fund in accordance with each Fund’s investment objective and policies as described in each Fund’s Prospectus; (c) make investment decisions for each Fund; (d) provide each Fund with investment research and statistical data, advice and supervision, data processing and clerical services; (e) provide the Trust with access to certain office facilities, which may be the Adviser’s own offices; (f) determine what securities shall be purchased for each Fund, what securities shall be held or sold by each Fund, and determine what portion of each Fund’s assets shall be held uninvested; (g) review portfolio holdings and investment policies with the Board every quarter; and (h) advise and assist the officers of the Trust in taking such steps as are necessary or appropriate to carry out the decisions of the Board and its committees with respect to the foregoing matters and the conduct of the business of the Trust.  In addition, the Adviser will furnish the Trust with whatever statistical information the Trust may reasonably request with respect to the securities that each Fund may hold or contemplate purchasing.  The appointment and termination of Sub-Advisers shall be subject to approval by the Board and, to the extent required by the 1940 Act or any other law or regulation, approval of the shareholders of the Trust.  The Adviser shall initially determine and make such modifications to the identity and number of shares of the securities to be accepted pursuant to each Fund’s benchmark index in exchange for “Creation Units” for each Fund and the securities that will be applicable that day to redemption requests received for each Fund as may be necessary as a result of rebalancing adjustments and corporate action events (and may give directions to the Trust’s custodian with respect to such designations).

The Adviser will keep the Trust informed of developments materially affecting the Funds, and will, on its own initiative, furnish the Trust from time to time with whatever information the Adviser believes is appropriate for this purpose.

4.           Allocation of Charges and Expenses.  The Adviser will make available, without expense to the Trust or the Fund, the services of such of its officers, directors and employees as may be duly elected as officers or trustees of the Trust, subject to the individual consent of such persons to serve and to any limitations imposed by law.  The Adviser will pay all expenses incurred in performing its investment advisory services under this Agreement, including compensation of and office space for officers and employees of the Adviser connected with management of the Fund.  The Adviser will not be required to pay any investment advisory related expenses of the Fund other than those specifically allocated to it in this paragraph.  In particular, but without limiting the generality of the foregoing, the Fund will be required to pay the sub-advisory fees, brokerage and other expenses of executing Fund transactions; taxes or governmental fees; interest charges and other costs of borrowing funds; litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business.

5.           Compensation of the Adviser.  In consideration for the services to be performed under this Agreement, the Adviser shall receive from the Trust an annual management fee, accrued daily at the rate of 1/365th of the applicable advisory fee rate and payable monthly as soon as practicable after the last day of each month, in an amount calculated as follows:

(a)  For the Funds listed in Appendix A (each, an “A-Fund”), the greater of (i) $400,000.00 or (ii) 10 basis points of each A-Fund’s daily net assets during the month, but in either event not to exceed $1,000,000 per year.

(b)  For the Funds listed in Appendix B (each, a “B-Fund”), the greater of:

(i) $400,000.00 plus (x) $33,333.33 for each operating B-Fund, minus (y) any management fees paid to the Adviser by the A-Funds, or

(ii) 10 basis points of each B-Fund’s daily net assets during the month,

but in either event not to exceed annually $1,000,000 plus (x) $83,333.33 for each operating B-Fund, minus (y) any management fees paid to the Adviser paid by the A-Funds.

6.           Services to other Accounts. The Trust understands that the Adviser acts as investment adviser to other managed accounts, and the Trust has no objection to the Adviser so acting, provided that whenever a Fund and one or more other accounts advised by the Adviser are prepared to purchase or sell the same security, available investments or opportunities for sales will be allocated in accordance with the written policies of the Adviser and in a manner believed by the Adviser to be equitable to each entity under the specific circumstances.  The Trust recognizes that in some cases this procedure may affect adversely the price paid or received by a Fund or the size of the position purchased or sold by a Fund.  In addition, the Trust understands that the persons employed by the Adviser to provide service to a Fund in connection with the performance of the Adviser’s duties under this Agreement will not devote their full time to that service.  Moreover, nothing contained in this Agreement will be deemed to limit or restrict the right of the Adviser or any “affiliated person” of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature to other persons or entities, including serving as investment adviser to, or employee, officer, director or trustee of, other investment companies.

7.           Brokerage and Avoidance of Conflicts of Interest.  In connection with purchases or sales of Fund securities for the account of the Fund, neither the Adviser nor any of its trustees, officers or employees will act as a principal or agent or receive any commission with respect to such purchases or sales.  The Adviser or its agents shall arrange for the placing of all orders for the purchase and sale of Fund securities for a Fund’s account with brokers or dealers selected by the Adviser.  In the selection of such brokers or dealers and the placing of such orders, the Adviser will use its best efforts to seek for a Fund the most favorable execution and net price available and will consider all factors the Adviser deems relevant in making such decisions including, but not limited to, price (including any applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm involved and the firm’s risk in positioning a block of securities.

The Adviser is authorized to place orders for the purchase and sale of securities for a Fund with brokers, subject to review by the Board from time to time.  In selecting brokers or dealers to execute a particular transaction and in evaluating the best price and execution available, the Adviser may consider the brokerage and research services (as such terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to a Fund and/or other accounts over which the Adviser exercises investment discretion.

8.           Standard of Care; Limitation of Liability.  The Adviser will exercise its best judgment in rendering the services described herein.  The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or a Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by the Adviser of its obligations and duties under this Agreement, or a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and amount set forth in Section 36(b)(3) of the 1940 Act).

9.           Voting.  The Adviser will take any action and provide any advice with respect to the voting of securities held by a Fund in accordance with the Fund’s Proxy Voting Policies and Procedures, as amended and revised from time to time.

10.           Duration and Termination of this Agreement.  This Agreement shall remain in force for an initial term of two years and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the members of the Board who are not interested persons of the Adviser, cast in person at a meeting called for the purpose of voting on such approval and by a vote of the Board or of a majority of the outstanding voting securities of the Trust.  The requirement that continuance of this Agreement be specifically approved at least annually shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.  This Agreement may, on sixty (60) days written notice, be terminated at any time without the payment of any penalty, by the Board, or by vote of a majority of the outstanding voting securities of a Fund, or by the Adviser.  This Agreement shall automatically terminate in the event of its assignment.  In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of “interested person,” “assignment” and “majority of the outstanding voting securities”), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the U.S. Securities and Exchange Commission by any rule, regulation, order or interpretation.

11.           Amendment of this Agreement.  A provision of this Agreement may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of the amendment, change, waiver, discharge or termination is sought.  An amendment to this Agreement shall not be effective until approved by the Board, including a majority of the trustees who are not interested persons of the Adviser or of the Trust.  To the extent legal counsel to the Trust concludes that shareholder approval of a particular amendment to this Agreement is required under the 1940 Act, such amendment will not be effective until the required shareholder approval has been obtained.

12.           Notice.  Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:

To the Adviser at:

ALPS Advisors, Inc.
1290 Broadway, Suite 1100
Denver, CO 80203

To the Trust or the Fund at:

Robert Holderith
Emerging Global Advisors, LLC
171 East Ridgewood Avenue
Ridgewood, NJ 07450

13.           Governing Law. This Agreement constitutes the entire agreement of the parties, shall be binding upon and shall inure to the benefit of the parties hereto and shall be governed by Colorado law in a manner not in conflict with the provisions of the 1940 Act.

14.           Miscellaneous.  Neither the holders of shares of a Fund nor the officers or trustees of the Trust in their capacities as such shall be personally liable hereunder.  The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

15.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

ALPS ADVISORS, INC.	EGA Emerging Global Shares Trust

By:	By:

Name: Thomas A. Carter	Name: Robert C. Holderith
Title: President	Title: President

Appendix A
to the
Investment Advisory Agreement
As of
 November 1, 2011
by and between
EGA Emerging Global Shares Trust and ALPS Advisors, Inc.

Funds	NYSE
EGShares GEMS Composite ETF	AGEM
EGShares Emerging Markets Metals & Mining ETF	EMT
EGShares Emerging Markets Consumer ETF	ECON
EGShares Energy GEMS ETF	OGEM
EGShares Financials GEMS ETF	FGEM
EGShares India Infrastructure ETF	INXX
EGShares China Infrastructure ETF	CHXX
EGShares Brazil Infrastructure ETF	BRXX
EGShares India Small Cap ETF	SCIN
EGShares Basic Materials GEMS ETF	LGEM
EGShares Health Care GEMS ETF	HGEM
EGShares Industrials GEMS ETF	IGEM

Appendix B
to the
Investment Advisory Agreement
As of
 November 1, 2011
by and between
EGA Emerging Global Shares Trust and ALPS Advisors, Inc.

Funds	NYSE
EGShares Consumer Goods GEMS ETF	GGEM
EGShares Consumer Services GEMS ETF	VGEM
EGShares Technology GEMS ETF	QGEM
EGShares Telecom GEMS ETF	TGEM
EGShares Utilities GEMS ETF	UGEM
EGShares China Mid Cap ETF	CHMC
EGShares Brazil Mid Cap ETF	BZMC
Emerging Global Shares INDXX Russia Small Cap Index Fund
Emerging Global Shares INDXX Thailand Small Cap Index Fund
Emerging Global Shares INDXX Malaysia Small Cap Index Fund
Emerging Global Shares INDXX South Africa Small Cap Index Fund
Emerging Global Shares INDXX Turkey Small Cap Index Fund
EGShares India Consumer ETF	INCO
EGShares India Financials ETF	INFS
EGShares India Health Care ETF	INHK
EGShares India Energy ETF	INEN
EGShares India Basic Materials ETF	INBA
EGShares India Utilities ETF	INUT
EGShares India Technology ETF	INQQ
EGShares India Industrials ETF	INID
EGShares India Telecom ETF	INTM
Emerging Global Shares INDXX Mexico Small/Mid Cap Index Fund
Emerging Global Shares INDXX Indonesia Small Cap Index Fund
EGShares Emerging Markets Food and Agriculture ETF	EATS
EGShares Low Volatility Emerging Markets Dividend ETF	HILO
EGShares Low Volatility India Dividend ETF	LVIN
Emerging Global Shares INDXX Brazil High Income Low Beta Index Fund
Emerging Global Shares INDXX China High Income Low Beta Index Fund
Emerging Global Shares INDXX Emerging Markets REIT Index Fund
Emerging Global Shares Nasdaq/OMX 100 China Index Fund

Appendix C
to the
Investment Advisory Agreement
As of
 November 1, 2011
by and between
EGA Emerging Global Shares Trust and ALPS Advisors, Inc.

Funds	NYSE
EGShares China Mid Cap ETF	CHMC
EGShares Brazil Mid Cap ETF	BZMC
EGShares India Consumer ETF	INCO
EGShares India Financials ETF	INFS
EGShares India Health Care ETF	INHK
EGShares India Industrials ETF	INID
EGShares India Technology ETF	INQQ
EGShares India Basic Materials ETF	INBA
EGShares India Energy ETF	INEN
EGShares Low Volatility India Dividend ETF	LVIN
EGShares Low Volatility Emerging Markets Dividend ETF	HILO
EGShares Emerging Markets Food and Agriculture ETF	EATS
EGShares GEMS Composite ETF	AGEM
EGShares Technology GEMS ETF	QGEM
EGShares Basic Materials GEMS ETF	LGEM
EGShares Health Care GEMS ETF	HGEM

Amendment No. 1 dated November 24, 2011 to
Appendix C
to the
Investment Advisory Agreement
dated
 November 1, 2011
by and between
EGA Emerging Global Shares Trust and ALPS Advisors, Inc.

Funds	NYSE
EGShares Emerging Markets Metals & Mining ETF	EMT
EGShares Emerging Markets Consumer ETF	ECON
EGShares Energy GEMS ETF	OGEM
EGShares Financials GEMS ETF	FGEM
EGShares India Infrastructure ETF	INXX
EGShares Industrials GEMS ETF	IGEM
EGShares Consumer Goods GEMS ETF	GGEM
EGShares Consumer Services GEMS ETF	VGEM
EGShares Telecom GEMS ETF	TGEM
EGShares Utilities GEMS ETF	UGEM

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of November 24, 2011.

ALPS ADVISORS, INC.	EGA Emerging Global Shares Trust

By:	By:

Name: Thomas A. Carter	Name: Robert C. Holderith
Title: President	Title: President

Amendment No. 2 dated February 29, 2012 to
Appendix C
to the
Investment Advisory Agreement
dated
 November 1, 2011
by and between
EGA Emerging Global Shares Trust and ALPS Advisors, Inc.

Funds	NYSE
EGShares China Infrastructure ETF	CHXX
EGShares Brazil Infrastructure ETF	BRXX
EGShares India Small Cap ETF	SCIN

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of February 29, 2012.

ALPS ADVISORS, INC.	EGA Emerging Global Shares Trust

By:	By:

Name: Thomas A. Carter	Name: Robert C. Holderith
Title: President	Title: President

Amendment No. 1 to Appendix B and Amendment No. 3  to
Appendix C dated April 27, 2012
to the
Investment Advisory Agreement
dated
 November 1, 2011
by and between
EGA Emerging Global Shares Trust and ALPS Advisors, Inc.

Funds	NYSE
EGShares Beyond BRICs ETF	BBRC
EGShares Emerging Markets Domestic Demand ETF	EMDD

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of April 27, 2012.

ALPS ADVISORS, INC.	EGA Emerging Global Shares Trust

By:	By:

Name: Thomas A. Carter	Name: Robert C. Holderith
Title: President	Title: President